September 28, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Bergio International, Inc.,  pertaining to our firm included under Item 4.01 of Form 8-K dated September 26, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota  55436

630.277.2330